Exhibit (a)(15)

                              NVEST FUNDS TRUST II

           Amendment No. 13 to Second Amended and Restated Agreement
                              Declaration of Trust

     The undersigned, being at least a majority of the Trustees of Nvest Trust II (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Second Amended and Restated Agreement and Declaration of Trust, as amended by Amendments No. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 thereto (the
"Declaration of Trust"), a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts, as follows:

1.   The name of the Trust is hereby amended to be "CDC Nvest Funds Trust II."

2. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

     Without limiting the authority of the Trustees set forth in Section 5, INTER ALIA, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) CDC Nvest Massachusetts Tax Free Income Fund, (2) CDC Nvest High Income Fund, (3) CDC Nvest Limited Term U.S. Government Fund, (4) CDC Nvest Short Term Corporate Income Fund, (5) CDC Nvest Growth and Income Fund, and (6) CDC Nvest Intermediate Term Tax Free Fund of California.

     The foregoing amendment shall be effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 23rd day of March, 2001.


/S/ GRAHAM T. ALLISON, JR.                            /S/ SANDRA O. MOOSE
--------------------------                            --------------------------
Graham T. Allison, Jr.                                Sandra O. Moose

/S/ DANIEL M. CAIN                                    /S/ JOHN A. SHANE
--------------------------                            --------------------------
Daniel M. Cain                                        John A. Shane

/S/ KENNETH J. COWAN                                  /S/ JOHN T. HAILER
--------------------------                            --------------------------
Kenneth J. Cowan                                      John T. Hailer

/S/ RICHARD DARMAN                                    /S/ PETER S. VOSS
--------------------------                            --------------------------
Richard Darman                                        Peter S. Voss

                                                      /S/ PENDLETON P. WHITE
                                                      --------------------------
                                                      Pendleton P. White